UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 13, 2012

NN, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)
(423) 743-9151
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Amended and Restated Employment Agreements

On September 13, 2012, NN, Inc. (the “Company”) entered into Amended and Restated Executive Employment Agreements (the “Agreements”) with each of  Frank T. Gentry, III, James H. Dorton, Thomas C. Burwell, William C. Kelly, Jr., Jeffrey H. Hodge, and James R. Widders (Mr. Widders’ Agreement is made by the Company, through its subsidiary, Whirlaway Corporation, an Ohio corporation), each of whom are deemed to be a named executive officer for 2012 (collectively, the “Executive Officers”).    The initial term of the Agreements are for one year, ending on September 13, 2013, subject to yearly automatic extensions for additional one-year periods, unless the Agreements are terminated by six month written notice by the Company (the “Notice”) prior to the date of the automatic extension.

If the Executive Officer’s service with the Company is terminated by the Company not For Cause (as defined in the Agreements) or by the Executive Officer for Good Reason (as defined in the Agreements), and the Executive Officer has been employed by the Company for 12 years or less, the Executive Officer is entitled to an amount equal to his annual salary in effect on the date of termination.  If the Executive Officer’s service with the Company is terminated by the Company not For Cause (as defined in the Agreements) or by the Executive Officer for Good Reason (as defined in the Agreements), and the Executive Officer has been employed by the Company for 12 years or more, the Executive Officer is entitled to an amount equal to his annual salary in effect on the date of termination, plus an amount equal to one month of his annual salary for each year of service over 12 years, subject to a maximum of six months if employed for 18 years or more.

The description of the Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the individual Agreement with each of the Executive Officers, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6 and incorporated by reference herein.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. Description

10.1Amended and Restated Executive Employment Agreement, dated September 13, 2012, by and between NN, Inc. and Frank T. Gentry, III

10.2Amended and Restated Executive Employment Agreement, dated September 13, 2012, by and between NN, Inc. and James H. Dorton

10.3Amended and Restated Executive Employment Agreement, dated September 13, 2012, by and between NN, Inc. and Thomas C. Burwell

10.4Amended and Restated Executive Employment Agreement, dated September 13, 2012, by and between NN, Inc. and William C. Kelly, Jr.

10.5Amended and Restated Executive Employment Agreement, dated September 13, 2012, by and between NN, Inc. and Jeffrey H. Hodge

10.6Amended and Restated Executive Employment Agreement, dated September 13, 2012, by and between Whirlaway Corporation and James R. Widders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2012

NN, Inc.

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Vice President and Chief Administrative Officer